#WILT100

'62 WILT 100-POINT GAME TICKET

THIS INITIAL OFFERING IS COMING SOON!


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CURRENT VALUE: $115,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#WILT100

'62 WILT 100-POINT GAME TICKET

C.O.A.

FINANCIALS

Initial Offering Share Price	$10.00
Number of Shares	11,500
Initial Offering Market Cap.	$115,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Basketball
Professional League	NBA
Player	Wilt Chamberlain
Team	Philadelphia Warriors
Event	Chamberlain’s 100-Point Game
Event Date	March 2, 1962
Memorabilia Type	Ticket Stub
Rarity	1 of 1 (PSA 3)
Authentication	PSA
Grade	3
Certification No.	43811184

According to the PSA database, the requested certification number is defined as the following:

PSA Certification Verification

#43811184

ITEM INFORMATION

Certification Number	43811184
Label Type	with fugitive ink technology
Reverse Cert Number/Barcode	Yes
Year	1962
Brand	PHILA. WARRIORS-STUB
Sport	TICKETS
Card Number	STUB
Player	WARRIORS-169,KNICKS-147 MAR.2
Variety/Pedigree	WILT CHAMBERLAIN 100 PT. GAME
Grade	VG 3

DESCRIPTION OF SERIES 1962 WILT CHAMBERLAIN 100-POINT GAME TICKET

Investment Overview

- Upon completion of the Series #WILT100 Offering, Series #WILT100 will purchase a 1962 Ticket Stub from Wilt Chamberlain's 100-Point Game graded PSA 3 for Series #WILT100 (The "Series 1962 Wilt Chamberlain 100-Point Game Ticket" or the "Underlying Asset" with respect to Series #WILT100, as applicable), the specifications of which are set forth below.
- Wilt Chamberlain was a Hall of Fame professional basketball player who played 14-seasons in the NBA, winning 2 NBA Titles, 4 MVPs, and 7 Scoring Titles.
- On March 2, 1962, Wilt Chamberlain set the all-time record for most points scored in an NBA game. In a 169-147 win against the New York Knicks, Chamberlain led the Warriors with 100 points and 25 rebounds.
- The Underlying Asset is a 1962 Ticket Stub from Wilt Chamberlain's 100-Point Game graded PSA 3.

Asset Description

Overview & Authentication

- Wilton Norman Chamberlain was born on August 21, 1936, in Philadelphia, Pennsylvania.
- Chamberlain was drafted 3rd overall in the 1959 NBA Draft by the Philadelphia Warriors.
- Chamberlain made his NBA Debut on October 24, 1959.
- As a rookie at age 23, Chamberlain led the league in points (37.6 per game), rebounds (27 per game), and minutes played (46.4 per game). Chamberlain was named Rookie of the Year for the 1959-60 season.
- During the 1961-62 season in which Chamberlain recorded his 100-point game, he averaged an NBA-record 50.4 points, as well as a league-leading 25.7 rebounds per game.
- On March 2, 1962, Chamberlain scored 100 points, shooting 36-63 from the field and 28-32 from the free throw line. He also recorded 25 rebounds.
- Chamberlain passed away on October 12, 1999. In their Chamberlain obituary, the New York Times wrote that his "size, strength and intimidation made him probably the most dominant player in basketball history" and called his 100-point game one of the "towering records in sport."
- Chamberlain is known as a trailblazer in NBA history for his use of size and strength to score baskets and rebound in the paint with a physicality that had never been seen before. "He helped usher in an era of dominant centers that included Bill Russell of the Boston Celtics, his antagonist in so many playoff and championship series, and continued with the 7-2 Kareem Abdul-Jabbar, and today with the 7-1, 315-pound Shaquille O'Neal of the Lakers. They, like Chamberlain, were effective not just because of their height, but because they combined strength with agility and the ability to play above the rim."
- Chamberlain is the NBA's 7th all-time scorer with 31,419 points over his career and the NBA's all-time leading rebounder with 23,924.
- The Underlying Asset has been issued a grade of VG 3 by Professional Sports Authenticators (PSA) with Certification No. 43811184.

Notable Features

- The Underlying Asset is a 1962 Ticket Stub from Wilt Chamberlain's 100-Point Game graded PSA 3.
- The Underlying Asset is 1 of 1 1962 Ticket Stub from Wilt Chamberlain's 100-Point Game examples graded PSA 3 with 1 graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from PSA.

Details

Series 1962 Wilt Chamberlain 100-Point Game Ticket	
Sport	Basketball
Professional League	NBA
Player / Number	Wilt Chamberlain
Team	Philadelphia Warriors
Event	Chamberlain's 100-Point Game
Event Date	March 2, 1962
Memorabilia Type	Ticket Stub
Rarity	1 of 1 (PSA 3)
Authentication	Professional Sports Authenticators (PSA)
Grade	3
Certification No.	43811184

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 Wilt Chamberlain 100-Point Game Ticket going forward.

#WILT100 | $115K

COMPARABLE ASSET VALUE



ASSET VALUE
+494.1%

TRANSACTIONS
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"His 100-point night against the Knicks has become one of the most famous performances ever and gave rise to a legion of false boasts by fans who swear they were there at Madison Square Garden when Wilt scored 100."

NEW YORK TIMES

October 1999

#WILT100

'62 WILT 100-POINT GAME TICKET

Wilt Chamberlain came into the NBA in 1959 and immediately dominated using his size, power, and grace — winning MVP as a rookie with a league-leading 37.6 points and 27 rebounds per game. By the 1961-62 season, Wilt had truly become a force of nature, averaging 50.4 points and 25.7 rebounds to lead the league for the third consecutive season. The most famous game of that year (and arguably his career) was his NBA-record 100-point game against the Knicks, a feat that remains one of the most untouchable records in sports. #WILT100 is a ticket from that historic performance graded PSA 3, with just one higher.

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100

#WILT100 | *Visuals*

Wilt's NBA records aren't limited the 100-point game — his 50.4 points per game average and 23,924 career rebounds are also NBA bests.

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#WILT100 | *Timeline*

Aug. 1936 — Wilt Chamberlain is born in Philadelphia, Pennsylvania.

Mar. 1959 — The Philadelphia Warriors draft Chamberlain 3rd overall in the NBA Draft.

Oct. 1959 — Chamberlain makes his NBA debut, going on to win MVP in his first season with a league-leading 37.6 points per game.

Mar. 1962 — With 100 points against the Knicks at Madison Square Garden, Chamberlain sets the all-time record for points scored in a single game. #WILT100 is a ticket from the iconic game.

May. 1973 — In his final NBA game, Chamberlain scores 23 points in a loss against the Knicks.